Exhibit 10.4

CHANGE IN TERMS AGREEMENT	Community Bank N.A.
331 West Pulteney Street
Corning, New York 14830

LOAN NUMBER	ORIGINAL PRINCIPAL	CURRENT	ORIGINAL	AGREEMENT
	BALANCE	PRINCIPAL	AGREEMENT	CHANGE DATE
		BALANCE	DATE
C-07-07-035695	$1,900,000.00	$918,323.00	August 4, 2005	March 19, 2008

DESCRIPTION OF THE EXISTING DEBT (“Existing Debt”)

Term Loan dated August 4, 2005 in the amount of $1,900,000.00, modified to reduce the interest rate.
BORROWER INFORMATION
Coming Natural Gas Corporation 330 William Street, P. 0. 58 Coming, NY 14830-0058
BORROWER. The term “Borrower” means each party identified above.
LENDER. The term “Lender” means Community Bank N.A. whose address is 331 West Pulteney Street, Coming, New York 14830 , its successors and assigns.
TERMS AND PROVISIONS. In consideration of the promises contained in this Agreement and in the instruments evidencing the Existing Debt, and of other good and valuable consideration, the sufficiency of which is acknowledged by the execution of this Agreement, Borrower agrees to the following provisions:
1.	The instrument evidencing the Existing Debt is modified and supplemented as follows:

Interest Rate will be changed to the 30-day Libor Rate plus 1.35% as published in the Wall Street Journal from the 30 day Libor Rate plus 1.85% as published in the Wall Street Journal effective March 19, 2008.

2.	Ratification and Continued Validity. Except for the terms expressly modified by this Agreement, by signing this Agreement Borrower acknowledges that Borrower is still bound by the terms of the instruments and prior modifications, extensions, and supplements evidencing the Existing Debt as if they were fully set forth and repeated in this Agreement and that those terms will continue to bind Borrower as provided in this Agreement and those instruments. Lender’s consent to this Agreement does not waive the right to strictly enforce Lender’s rights under this Agreement or the instruments evidencing the Existing Debt. Lender’s consent to this Agreement does not mean that Lender must enter into another agreement like this one in the future. Lender and Borrower intend that this Agreement does not replace the Existing Debt but restates it as modified.

3.	Others Responsible for the Debt. Lender and Borrower intend that anyone else who is liable for the Existing Debt, including, without limitation, cosigners, guarantors, and coborrowers, are not relieved of any obligation except as expressly relieved in this Agreement or other writing. Borrower agrees that the liability of each person who signed the instruments evidencing the Existing Debt, whether primary or secondary, continues in full force and effect, even if that person does not sign this Agreement. This promise applies not only to this Agreement but also to any extension, modification, or other agreement Borrower makes with Lender that represents a debt which includes cosigners, guarantors, coborrowers, and others having similar liability. Borrower understands that this Agreement is contingent on the continued liability of each person who signed the documents evidencing the Existing Debt, whether or not that person signs this Agreement.

4.	Pronouns and Gender. In this Agreement, whenever the circumstances or the context so requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa.

5.	Miscellaneous Terms. Borrower agrees that if Lender delays or forgoes enforcing Lender’s rights under this Agreement in any particular instance, Lender retains the right to strictly enforce the same provision in any other instance, or later in the same instance. Every person signing this Agreement waives, to the extent allowed by law, presentment, demand, protest, and notice of dishonor. Every person signing this Agreement agrees that Lender may renew, extend, supplement, or otherwise modify the debt represented by this Agreement and the documents evidencing the Existing Debt without the permission of any other person who is liable, and such modification will not release or reduce the liability of any party, even if that party does not sign this Agreement.
ORAL AGREEMENTS DISCLAIMER. This Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

© 2004-2006 Copyright Compliance Systems, Inc. 8B92-115D — 2006.09.56
Change in Terms Agreement — DL6006	www.compliancesystems.com
800-968-8522 — Fax 616-956-1868

By signing this Change In Terms Agreement, each Borrower acknowledges reading, understanding, and agreeing to all its provisions, and receiving a copy.

Coming Natural Gas Corporation

/s/ Michael German	March 20, 2008

By: Michael German	Date
Its: CEO & President
By signing this Change In Terms Agreement, Lender acknowledges reading, understanding, and agreeing to all its provisions.

Community Bank N.A.

/s/ ThomasBeers	March 19, 2008

By: Thomas Beers	Date
Its: Commercial Loan Officer/Vice President

© 2004-2006 Copyright Compliance Systems, Inc. 8B92-115D — 2006.09.56
Change in Terms Agreement — DL6006	www.compliancesystems.com
800-968-8522 — Fax 616-956-1868